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                                                                     EXHIBIT 4.5


                      PREFERRED STOCK CONVERSION AGREEMENT



     PREFERRED STOCK CONVERSION AGREEMENT (this "Agreement"), dated as of this 16/th/ day of February, 1999, by and between Amedisys, Inc., a Delaware corporation (the "Company"), ______________ ("Stockholder") and the beneficial owners set forth on the signature page hereto.

                                  WITNESSETH:

     WHEREAS, Stockholder is presently the record holder of the number of shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock") set forth on Exhibit A attached hereto;

     WHEREAS, the Preferred Stock is convertible into shares of common stock of the Company, par value $.001 per share (the "Common Stock"), at a current effective conversion rate of $4.625 per share (subject to reduction in accordance with the terms of that certain Registration Rights Agreement (the "Registration Rights Agreement") between Stockholder and the Company, dated as of December 22, 1997 ) (the "Current Conversion Rate"); and

     WHEREAS, Stockholder and the Company wish to amend the terms of the Preferred Stock to, among other things, reduce the conversion rate of the Preferred Stock on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                  ARTICLE 1.

                         CONVERSION OF PREFERRED STOCK

     1.1 Reduction of Conversion Rate. Upon the terms and subject to the conditions set forth in this Agreement, the Company and Stockholder hereby agree that as of the Effective Date (as hereinafter defined in Section 2.1), the conversion rate for the Preferred Stock shall be reduced from the Current Conversion Rate to a conversion rate equal to $3.00 per share (the "Reduced Conversion Rate").
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  1.2  Restriction on Transfer; Company Option.  In consideration of and in exchange for Stockholder's entitlement to the reduction of the conversion rate of the Preferred Stock to the Reduced Conversion Rate, Stockholder (i) agrees, until December 31, 1999, not to, without the prior written consent of the Company, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any securities of the Company owned by Stockholder (other than in connection with a tender offer, merger or similar business combination expressly approved by the Continuing Directors (as defined below)); and (ii) hereby grants to the Company an option (the "Option"), commencing on the Effective Date and expiring on December 31, 1999 (the "Exercise Date"), to purchase up to thirty (30%) percent (the "Option Cap") of the number of shares of Preferred Stock owned by Stockholder and/or, if Stockholder shall have prior to December 31, 1999 converted any or all of the Preferred Stock into shares of Common Stock, the number of shares of Common Stock acquired by Stockholder upon such conversion, at an effective price of $3.25 (the "Exercise Price") per share of Common Stock (whether such shares of Common Stock are outstanding following conversion or underlie unconverted shares of Preferred Stock, the number of which shall be calculated as if such shares of Preferred Stock had been converted into shares of Common Stock at the Reduced Conversion Rate). By way of illustration only, the maximum aggregate Exercise Price of the Company for Stockholder's shares of Preferred Stock (assuming for this illustration that the number of shares of Preferred Stock set forth on Exhibit A is accurate) shall be: the quotient of 100,000 (number of shares of Preferred Stock owned) divided by $3.00 (Reduced Conversion Rate) multiplied by $3.25 (Exercise Price) and then multiplied by 0.3 (the Option Cap). For purposes of this Agreement, the term "Continuing Directors" shall mean (i) any member of the Company's Board of Directors who is such a member as of the date of this Agreement (a "Current Member") or (ii) any person who subsequently becomes a

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member of the Board of Directors, if such person's nomination for election or election to the Board of Directors is recommended or approved by at least two-thirds of the Current Members.

 1.3 Method of Exercise.

  The Option may be exercised by the Company, in whole or in part, at any time from the date of this Agreement until the Exercise Date, by written notice directed to Stockholder, which notice shall be accompanied by full payment of the Exercise Price for the number of shares with respect to which the Option is being exercised. The Exercise Price shall be paid at the time of exercise by means of a wire transfer or certified or bank check for immediately available funds payable to the order of Stockholder. Upon payment by the Company of the Exercise Price, Stockholder shall deliver to the Company its certificate or certificates representing all of the shares of Common Stock and/or Preferred Stock held by Stockholder along with a stock transfer power(s) duly endorsed in blank by Stockholder. Upon receipt of the certificate or certificates and the stock transfer power(s) set forth above, the Company shall issue to Stockholder a new certificate(s) for the amount of shares previously owned by Stockholder less the amount of shares purchased by the Company pursuant to the Option. The Option may be exercised successively until the Option Cap.

                                  ARTICLE 2.
                                EFFECTIVE DATE

  2.1 Effective Date of Agreement. Subject to the satisfaction of the conditions set forth in this Agreement on the date all notices and/or amendments to the Company's Certificate of Designation required by the State of Delaware to effectuate the transactions contemplated by this Agreement are duly filed, this Agreement, including the reduction of the conversion rate to the

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Reduced Conversion Rate, and the restrictions on transfer and grant of Option shall become effective (the "Effective Date").

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES

  3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder as follows:

     (a)  Authorization.

  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Board of Directors of the Company. The Company has taken all necessary corporate action and has all necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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     (b)  Organization.

  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted.

3.2 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company as follows:

     (a)  Authorization.

  The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by Stockholder. Stockholder has taken all necessary action and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and is the valid and binding obligation of Stockholder, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b)  Organization.

  Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Stockholder has all requisite power and authority to

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own and lease its properties and assets and to carry on its business as it is now being conducted.

     (c)  Ownership of Company Shares.

  Stockholder is the record owner of the shares of Preferred Stock set forth on Exhibit A hereto for the beneficial owners set forth on the signature page hereto, and such shares of Preferred Stock are not subject to any voting trust, proxy arrangement, rights of first refusal, pledge, security interest, lien, charge or other encumbrance agreement whatsoever.

     (d) Representations and Warranties in Subscription Agreement.

  Stockholder acknowledges that the representations and warranties made to the Company in Section 2 of that certain Subscription Agreement between Stockholder and Company, dated December 1997, are true and correct as of the date hereof in all material respects, and shall be true and correct in all material respects on and as of the Effective Date, with the same force and effect as though such representations and warranties had been made on and as of the Effective Date.

     (e) No Conflicts. The execution, delivery and performance of this Agreement will not (i) conflict with, result in a breach of, or constitute a default under the organizational documents of Stockholder, or any agreement or other obligation to which Stockholder is a party or by which Stockholder or any of its assets or properties are bound, or any judgment, decree, order, writ, injunction, determination or award of any court or other governmental agency, instrumentality or body applicable to Stockholder, or (ii) violate any law, rule or regulation applicable to Stockholder or its property.

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  3.3  Survival of Representations and Warranties.  The representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement.

                                  ARTICLE 4.
                                  COVENANTS

 4.1 Covenants of the Company.  The Company hereby covenants and agrees that:

     (a) Best Efforts and Cooperation; Further Assurances. Prior to the Effective Date, with the cooperation of Stockholder where appropriate, the Company shall:

        (i) comply with all filing requirements which Federal, state or local law may impose on the Company with respect to the transactions contemplated by this Agreement, including but not limited to, the filing of an amendment to the Certificate of Designation of the Company;

        (ii) use its diligent efforts to take all actions necessary to be taken in connection with the transactions contemplated by this Agreement; and

        (iii) not take any action that would cause any representation or warranty of it contained herein to be inaccurate, untrue, incomplete or misleading.

 4.2 Covenants of Stockholder.  Stockholder hereby covenants and agrees that:

  (a) Best Efforts and Cooperation; Further Assurances. Prior to the Effective Date, with the cooperation of the Company where appropriate, Stockholder shall:

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        (i) use its diligent efforts to take all actions necessary to be taken in connection with the transactions contemplated by this Agreement; and

        (ii) not take any action that would cause any representation or warranty of it contained herein to be inaccurate, untrue, incomplete or misleading.

  (b) Termination of Registration Rights Agreement. As of the Effective Date, the Registration Rights Agreement is hereby terminated and rendered null and void and Stockholder shall have no further rights under such agreement.

                                  ARTICLE 5.
                                  CONDITIONS

  5.1 Conditions to Obligations of the Company. This Agreement shall not be deemed to be effective unless each of the following conditions have been fulfilled:

        (a) Participation. The Company shall obtain the execution and delivery of agreements substantially identical to this Agreement from holders of at least sixty-seven (67%) percent of the total outstanding shares of the Preferred Stock, including Stockholder; and

        (b) Accuracy of Representations and Warranties; Performance of
Covenants.

  Each of the representations and warranties of Stockholder was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date. Stockholder shall have performed and complied in all material respects

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with all agreements and covenants required by this Agreement to be performed by
Stockholder on or prior to the Effective Date. The condition set forth in this
Section 5.1 (b) may be waived by the Company.

5.2 Conditions to Obligations of Stockholder. This Agreement shall not be deemed to be effective unless the following condition has been fulfilled:

     (a) Accuracy of Representations and Warranties; Performance of Covenants.

  Each of the representations and warranties of the Company set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects on and as of the Effective Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company on or prior to the Effective Date. The condition set forth in this Section 5.2 (a) may be waived by Stockholder.

                                  ARTICLE 6.
                                 MISCELLANEOUS

        6.1 Fees and Expenses. Stockholder and the Company shall pay their own respective fees and expenses incident to negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

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        6.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement only by a written instrument signed by Stockholder and the Company, acting only upon the approval of the Continuing Directors.

        6.3 Entire Agreement. This Agreement and the exhibits and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

        6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard, however, to such jurisdiction's principles of conflicts of laws.

        6.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to Stockholder:  _________________________

     If to the Company:  Amedisys, Inc.
                         3029 S. Sherwood Forest Blvd.
                         Suite 300
                         Baton Rouge, LA 70816
                         Attention:  Michael  Lutgring, Esq.
                         Facsimile: (504) 295-9678

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     with a copy to:     Kirkpatrick & Lockhart LLP
                         1251 Avenue of the Americas 45th Floor
                         New York, NY. 10020
                         Attn: Stephen R. Connoni
                         Facsimile: (212) 536-3901

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered is on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

        6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.7 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

        6.8 Headings. The headings set forth in the articles and sections of this Agreement and in the schedule to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

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        6.9 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

        6.10 Amendments to Certificate of Designation. By its execution of this Agreement, Stockholder hereby consents to the Company's filing of an amendment to the Certificate of Designation relating to the Preferred Stock to reflect and effectuate the transactions contemplated by this Agreement. For purposes of
Section 7(c) of the Company's Certificate of Designation relating to the Preferred Stock, the undersigned hereby waives any requirement that a meeting of the holders of the Preferred Stock be called to vote on the amendment of such Certificate of Designation.

        6.11 Deemed Effective Date. Notwithstanding anything to the contrary contained herein, for purposes of any conversion of Preferred Stock, Stockholder's agreement to the reduction of the conversion rate to the Reduced Conversion Rate shall, subject to this Agreement becoming effective as provided herein, be deemed to have become effective on December 31, 1998.

        6.12 Beneficial Owners. The parties hereto acknowledge that ___________ is the record owner of the Preferred Stock holding such Stock as nominee for the beneficial owners set forth on the signature page hereto. By execution of this Agreement, the beneficial owners agree to the terms of this Agreement and to be joined in the representations, warranties, covenants and other agreements set forth in this Agreement.

                                   * * * * *

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IN WITNESS WHEREOF, the parties have caused this Preferred Stock Conversion
Agreement to be executed and delivered on the date and year first above written.


                                        AMEDISYS, INC.

                                        By:______________________

                                        _________________________

                                        By:______________________


                                        BENEFICIAL OWNERS:


                                        ___________________________

                                        ___________________________

                                        ___________________________

                                        ___________________________

                                        ___________________________

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                                                                       EXHIBIT A



                                                        Number of
Name of                                            Shares of Series A
Stockholder                                    Convertible Preferred Stock
--------------                                 ---------------------------